REGISTRATION STATEMENT NO. 333-_____
                                 Filed July 1, 1997

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                FIRSTBANK CORP.
          --------------------------------------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                                  84-1389562
--------------------------------              ---------------------
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)

                               920 Main Street
                           Lewiston, Idaho  83501
                              (208) 746-9610
                  ----------------------------------------
                  (Address of principal executive offices)

                First Bank Northwest 401(k) Profit Sharing Plan
                -----------------------------------------------
                          (Full title of the Plan)

                                              Copies to:
      Clyde E. Conklin                        Eric S. Kracov, Esquire
      President and Chief Executive Officer   Breyer & Aguggia
      FirstBank Corp.                         1300 I Street, N.W.
      920 Main Street                         Suite 470 East
      Lewiston, Idaho  83501                  Washington, D.C.  20005
      (864) 582-2391                          (202) 737-7900
      ----------------------------
      Name, address and telephone
      number of agent for service

                              Page 1 of 5 Pages
                       Exhibit Index Appears on Page 4

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                       Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities      Amount     Proposed Maximum  Proposed Maximum    Amount of
  to be          to be      Offering Price       Aggregate     Registration
Registered     Registered    Per Share(1)    Offering Price(1)      Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value           100,000         $10.00(2)           $1,000,000        $303.00
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) 100,000 shares are being registered for issuance pursuant to the First Bank Northwest 401(k) Profit Sharing Plan ("401(k) Plan"). In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the 401(k) Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. Pursuant to Rule 416(c), the Registration Statement also covers an indeterminate number of participation interests available thereunder.

                            -------------------------

      This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

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                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference
------
      The following documents filed with the Commission are incorporated in this Registration Statement by reference:

      (1) the Registrant's Registration Statement on Form SB-2 (333-23395) filed March 14, 1997 and amendments thereto;

      (2) the Annual Report on Form 11-K of the Company's 401(k) Profit Sharing Plan for the year ended December 31, 1996; and

      (3) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed April 25, 1997.

      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

      Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities
------
      Not Applicable

Item 5.     Interests of Named Experts and Counsel
------
      Not Applicable

Item 6.     Indemnification of Directors and Officers
------
      Section 145 of the Delaware General Corporation Law set forth circumstances under which directors, officers, employees and agents of the Registrant may be insured or indemnified against liability which they may incur in their capacities.

      Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses (including attorney's fees but excluding amounts paid in settlement for derivative suits) actually and reasonably incurred in connection with the defense of any threatened, pending or completed action or suit if such director, officer, employee or agent is successful on the merits or otherwise, or acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

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Item 7.     Exemption From Registration Claimed
------
      Not Applicable

Item 8.     Exhibits
------
      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

      No.                    Exhibit
      ---                    -------

      23               Consent of BDO Seidman, LLP

      24               Power of attorney (see signature pages)

      99.1 401(k) Profit Sharing Plan (incorporated by reference herein as Exhibit 10.3 to Amendment No. 1 to Form SB-2, filed on May 2, 1997)


Item 9.     Undertakings
------
      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification

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against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, FirstBank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lewiston, and State of Idaho the 1st day of July 1997.

                                  FIRSTBANK CORP.


                                  By: /s/ Clyde E. Conklin
                                      -------------------------------------
                                      Clyde E. Conklin
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)

                              POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Clyde E. Conklin his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Clyde E. Conklin                      Date:  July 1, 1997
    ----------------------------------
    Clyde E. Conklin
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ Larry K. Moxley                       Date:  July 1, 1997
    ----------------------------------
    Larry K. Moxley
    Executive Vice President, Chief Financial
    Officer and Secretary (Principal Financial
    and Accounting Officer)

By: /s/ Steve E. Cox                          Date:  July 1, 1997
    ----------------------------------
    Steve E. Cox
    Chairman of the Board

By: /s/ Cynthia M. Moore                      Date:  July 1, 1997
    ----------------------------------
    Cynthia M. Moore
    Controller and Assistant Corporate
     Secretary

By: /s/ James N. Marker                       Date:  July 1, 1997
    ----------------------------------
    James N. Marker
    First Vice Chairman

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By: /s/ Robert S. Coleman, Sr.                Date:  July 1, 1997
    ----------------------------------
    Robert S. Coleman, Sr.
    Second Vice Chairman

By: /s/ Dr. L. Glen Carlson                   Date:  July 1, 1997
    ----------------------------------
    Dr. L. Glen Carlson
    Director

By: /s/ William J. Larson                     Date:  July 1, 1997
    ----------------------------------
    William J. Larson
    Director

By: /s/ F. Ron McMurray                       Date:  July 1, 1997
    ----------------------------------
    F. Ron McMurray
    Director

By: /s/ W. Dean Jurgens                       Date:  July 1, 1997
    ----------------------------------
    W. Dean Jurgens
    Director


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     The Plan.  Pursuant to the requirements of the Securities and Exchange
Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRSTBANK CORP.

Date;  July 1, 1997                     By: /c/ Clyde E. Conklin
                                            ------------------------------
                                            Clyde E. Conklin
                                            Plan Administrator

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                                 Exhibit 23

                         Consent of BDO Seidman, LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of FirstBank Corp. on Form S-8, of our report dated January 31, 1997, except for
Note 15 which is as of March 12, 1997, on the financial statements of First Federal Bank of Idaho, a Federal Savings Bank, and subsidiary, as of March 31, 1995 and 1996 and for the years then ended, appearing in the Registration Statement on Form SB-2 (333-23395) filed by FirstBank Corp. on March 14, 1997 and amendments thereto.

/s/ BDO Seidman, LLP

Spokane, WA
June 30, 1997

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                                 Exhibit 24

                   Power of Attorney (see signature page)
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